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[KERYX BIOPHARMACEUTICALS LOGO]

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                                                           For Immediate Release
KERYX CONTACT:
Ron Bentsur
Vice President - Finance & Investor Relations
Keryx Biopharmaceuticals, Inc.
Tel: 212.531.5965
E-mail: ron@keryx.com
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          KERYX BIOPHARMACEUTICALS, INC. ANNOUNCES THIRD QUARTER 2004
                               FINANCIAL RESULTS

  - Keryx to Hold Investor Conference Call Tomorrow, Tuesday, November 9, 2004
                                at 8:30 AM EST -

New York, New York (November 8, 2004) -- Keryx Biopharmaceuticals, Inc. (NASDAQ:
KERX), a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer, today announced its financial results for the third quarter ended September 30, 2004.

At September 30, 2004, the Company had cash, cash equivalents, interest receivable and investment securities of $51.4 million, compared to $54.0 million at June 30, 2004, and $31.4 million at December 31, 2003.

The net loss for the third quarter ended September 30, 2004, was $3,253,000, or $0.11 per share, compared to a net loss of $1,556,000, or $0.07 per share, for the third quarter ended September 30, 2003. The $1,697,000 increase in net loss in the third quarter of 2004, as compared to the third quarter of 2003, was primarily attributable to an increase of $538,000 in expenses related to the clinical development of KRX-101, an increase of $886,000 in expenses related to the development of our oncology drug candidates, primarily KRX-0401, and an increase of $214,000 in non-cash compensation expense due to changes in the fair value of certain options and the issuance of certain options to consultants accounted for using the fair value method. The increase in net loss was partially offset by the absence of non-cash accelerated depreciation expense associated with the 2003 restructuring taken in the third quarter of 2003, as well as an increase in interest income in the third quarter of 2004, as compared to the third quarter of 2003.

Commenting on the quarter, Michael S. Weiss, Keryx's Chairman and Chief Executive Officer, said, "I am very pleased by the progress we made during the quarter. We have completed our target enrollment into the Phase II portion of our KRX-101 Phase II/III program and we eagerly await the data from this multi-center, randomized, double-blind, placebo-controlled study and the commencement of the Phase III portion." Mr. Weiss added, "Additionally, during the
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quarter, we initiated our Keryx-sponsored KRX-0401 chemotherapy combination program and we look forward to initiating additional corporate sponsored trials in the near term. Furthermore, during the quarter, the NCI reported data from its KRX-0401 Phase II, single-agent sarcoma study in which another confirmed partial responder (greater than 50% decrease in tumor mass) was seen. This observation, in conjunction with the two partial responses in sarcoma seen in the Phase I program, have led us to consider possible registration strategies for KRX-0401 in selected sarcoma populations."

Keryx will host a conference call tomorrow, Tuesday, November 9, at 8:30 AM EST. Hosting the call will be Michael S. Weiss, Chairman and Chief Executive Officer. In order to participate in the conference call, please call 1-800-862-9098 (U.S.), and 1-785-424-1051 (outside the U.S.). Conference call ID is: KERYX.

The audio recording of the conference call will be available for replay at www.keryx.com, for a period of 15 days after the call.
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ABOUT KERYX BIOPHARMACEUTICALS, INC.
------------------------------------
Keryx Biopharmaceuticals, Inc. (NASDAQ: KERX) is a biopharmaceutical company focused on the acquisition, development and commercialization of novel pharmaceutical products for the treatment of life-threatening diseases, including diabetes and cancer. Keryx is developing KRX-101 (sulodexide), a novel first-in-class oral heparinoid compound, for the treatment of diabetic nephropathy, for which Keryx has commenced a U.S.-based Phase II/III clinical program. Additionally, Keryx is developing three clinical-stage oncology compounds including KRX-0401, a novel, first-in-class oral AKT inhibitor in Phase II clinical trials. Keryx also has an active in-licensing and acquisition program designed to identify and acquire clinical-stage drug candidates. Keryx Biopharmaceuticals is headquartered in New York City.

Cautionary Statement

Some of the statements included in this press release and made by our management on the conference call, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, may be forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Among the factors that could cause our actual results to differ materially are the following: our ability to successfully and cost-effectively complete clinical trials for our drug candidates, including KRX-101 and KRX-0401; the successful completion of the National Cancer Institute-sponsored clinical trials for KRX-0401; and other risk factors identified from time to time in our reports filed with the Securities and Exchange Commission. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at www.keryx.com. The information found on our website is not incorporated by reference into this press release and is included for reference purposes only.


                               (Tables to Follow)


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                         Keryx Biopharmaceuticals, Inc.
                      Selected Consolidated Financial Data
           (Thousands of US Dollars, Except Share and Per Share Data)

Statements of Operations Information:

                                                 Three Months Ended September 30,              Nine Months Ended September 30,
                                                             (unaudited)                                  (unaudited)
                                                             -----------                                  -----------
                                                               2004             2003                        2004              2003
                                                               ----             ----                        ----              ----
SERVICE REVENUE                                                $397           $   --                        $642            $   --

OPERATING EXPENSES:
Cost of services                                                416               --                         619                --

Research and development:
     Non-cash compensation                                       70               --                         295             (515)
     Non-cash acquired in-process
       research and development                                  --               --                      18,800                --
     Other research and development                           2,594              810                       6,313             4,735
                                                 ----------------------------------------------------------------------------------
       Total research and development                         2,664              810                      25,408             4,220
                                                 -----------------------------------------------------------------------------------

General and administrative:
     Non-cash compensation                                      161               17                         967                69
     Other general and administrative                           596              763                       2,434             2,632
                                                 -----------------------------------------------------------------------------------
      Total general and administrative                          757              780                       3,401             2,701
                                                 ----------------------------------------------------------------------------------

TOTAL OPERATING EXPENSES                                      3,837            1,590                      29,428             6,921
                                                 ----------------------------------------------------------------------------------

OPERATING LOSS                                              (3,440)          (1,590)                    (28,786)           (6,921)

OTHER INCOME (EXPENSE):
     Interest income, net                                       187               34                        452               184
     Income taxes                                                --               --                         (1)             (116)
                                                 ----------------------------------------------------------------------------------

NET LOSS                                                   $(3,253)        $ (1,556)                  $ (28,335)         $ (6,853)
                                                 ==================================================================================

NET LOSS PER COMMON SHARE
     Basic and diluted                                     $ (0.11)         $ (0.07)                    $ (0.95)          $ (0.33)
                                                 ==================================================================================

SHARES USED IN COMPUTING NET LOSS PER COMMON
SHARE
Basic and diluted                                       30,743,132       21,107,158                  29,683,258        20,623,339
                                                 ==================================================================================


Balance Sheet Information:

                                                     September 30, 2004           December 31, 2003
                                                     ------------------           -----------------
                                                            (unaudited)                   (audited)
Cash, cash equivalents, interest
    receivable and investment securities                     $   51,413                  $   31,414
Total assets                                                     52,617                      32,223
Accumulated deficit                                            (82,945)                    (54,610)
Stockholders' equity                                             45,912                      31,226
